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                                                                   EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of VF Corporation of our report dated February 4, 1994, included in the 1993 Annual Report to Shareholders of VF Corporation.

Our audits also included the financial statement schedules of VF Corporation listed in item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (1) Registration No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Forms S-8/S-3 and Post-Effective Amendment No. 6 to
Registration Statement No. 2-85579 on Forms S-8/S-3, (2) Registration
Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8, (3) Registration Statement No. 33-47329, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-30889 on Form S-3, (4) Registration Statement No. 33-10491 on Form S-3 and (5) Registration Statement No. 33-41241 on Form S-8 of our report dated February 4, 1994, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in the 1993 Annual Report (Form 10-K) of VF Corporation.


                                                                   ERNST & YOUNG


Reading, Pennsylvania
March 22, 1994